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                                                                                            EXHIBIT 11
                                                                                           PAGE 1 OF 2

                                     FAMILY DOLLAR STORES, INC.
                           STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                           THREE MONTHS ENDED                    THREE MONTHS ENDED
                                               MAY 31, 1996                          MAY 31, 1995

                                          PRIMARY     FULLY DILUTED             PRIMARY    FULLY
DILUTED
AS PRESENTED

AVERAGE SHARES OUTSTANDING FOR
 THE THREE MONTHS ENDED                  56,833,405    56,833,405              56,717,050    56,717,050

NET INCOME                              $18,780,339   $18,780,339             $16,405,322   $16,405,322

EARNINGS PER SHARE                           $ .33        $ .33                   $ .29         $ .29

PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE
  SHARES FROM ASSUMED EXERCISE AT
  THE BEGINNING OF THE YEAR OF
  DILUTIVE STOCK OPTIONS                    397,840       788,200                 189,733       189,733

WEIGHTED AVERAGE SHARES ASSUMED
  REPURCHASED FROM ASSUMED PROCEEDS
  OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR
  PRIMARY AND, IF GREATER, ENDING
  MARKET PRICE FOR FULLY DILUTED)          (355,131)     (721,723)              (156,728)      (156,728)

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
NET PRO FORMA COMMON STOCK
  EQUIVALENT INCREMENTAL SHARES              42,709        66,477                  33,005       33,005

PERCENTAGE DILUTION FROM PRO FORMA
  COMMON STOCK EQUIVALENT
  INCREMENTAL SHARES                          0.08%         0.12%                   0.06%        0.06%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                      56,876,114    56,899,882              56,750,055    56,750,055

NET INCOME                              $18,780,339   $18,780,339             $16,405,322   $16,405,322

PRO FORMA EARNINGS PER SHARE (INCLUDING
  DILUTIVE COMMON STOCK EQUIVALENTS          $.33          $.33                     $.29        $.29

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                                                                                                       EXHIBIT 11
                                                                                                      PAGE 2 OF 2


                                     FAMILY DOLLAR STORES, INC.
                           STATEMENT RE COMPUTATIONS OF PER SHARE EARNINGS

                                                           NINE MONTHS ENDED               NINE MONTHS ENDED
AS PRESENTED                                                  MAY 31, 1996                    MAY 31, 1995
                                                        PRIMARY       FULLY DILUTED       PRIMARY     FULLY DILUTED
AVERAGE SHARES OUTSTANDING FOR THE
  NINE MONTHS ENDED                                    56,805,405     56,805,405        56,669,293     56,669,293

NET INCOME                                            $49,224,852    $49,224,852       $49,031,898    $49,031,898

EARNINGS PER SHARE
                                                         $ .87           $ .87             $ .87         $ .87
PRO FORMA DILUTION IMPACT OF COMMON STOCK EQUIVALENTS

ADDITIONAL WEIGHTED AVERAGE SHARES FROM
   ASSUMED EXERCISE AT THE BEGINNING
   OF THE YEAR OF DILUTIVE STOCK OPTIONS                  394,612       785,039           216,396        216,396

WEIGHTED AVERAGE SHARES ASSUMED REPURCHASED FROM
  ASSUMED PROCEEDS OF EXERCISES USING TREASURY STOCK
  METHOD (AVERAGE MARKET PRICE FOR PRIMARY AND, IF
  GREATER, ENDING MARKET PRICE FOR FULLY DILULTED)       (343,534)      (711,790)         (165,348)       (164,796)

NET PRO FORMA COMMON STOCK
 EQUIVALENT INCREMENTAL SHARES                             51,078        73,249            51,048          51,600

PERCENTAGE DILUTION FROM PRO FORMA COMMON
 STOCK EQUIVALENT INCREMENTAL SHARES                      0.09%          0.13%             0.09%           0.09%

TOTAL COMMON STOCK AND COMMON
  STOCK EQUIVALENTS                                    56,856,483    56,878,654        56,720,341      56,720,893

NET INCOME                                            $49,224,852   $49,224,852       $49,031,898     $49,031,898

PRO FORMA EARNINGS PER SHARE (INCLUDING DILUTIVE
   COMMON STOCK EQUIVALENTS)                             $ .87           $ .87             $ .87          $ .87

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